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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use in this Registration Statement by reference of First National Bancshares, Inc. on Form SB-2 of our report dated August 30, 1999, relating to the financial statements of First National Bancshares, Inc. as of and for the period ending July 31, 1999 to the reference to our firm therein under the caption "Experts" in the Prospectus.


/s/ Crisp Hughes Evans, LLP
-------------------------------
Crisp Hughes Evans, LLP

Spartanburg, South Carolina
September 20, 1999